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                                                                 Exhibit 3(a)(2)
                                                                 ---------------


                    Certificate of Amendment by Directors of
                    The Scotts Company reflecting adoption of
              Restated Articles of Incorporation attached thereto,
                 by the Board of Directors of The Scotts Company
                     on January 18, 2001, as filed with Ohio
                     Secretary of State on January 29, 2001

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[SECRETARY OF STATE     PRESCRIBED BY J. KENNETH BLACKWELL
OF OHIO SEAL LOGO]                                            Expedite this form
                                                                    [X] Yes

                        Please obtain fee amount and mailing instructions from the FORMS INVENTORY LIST (using the 3 digit form # located at the bottom of this form). To obtain the FORMS INVENTORY LIST or for assistance, please call Customer Service:
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                        Toll Free: 1-877-SOS-FILE  (1-877-767-3453)

                            CERTIFICATE OF AMENDMENT
                                 BY DIRECTORS OF

                               The Scotts Company
--------------------------------------------------------------------------------
                              (Name of Corporation)
                                     878361
                     -----------------------------------
                                (charter number)

                             G. Robert Lucas, who is the  Secretary
     ---------------------------------------              -----------------
                   (name)                                      (title)
of the above named Ohio corporation for profit, does hereby certify that:

[X]      at a meeting of the directors duly called and held on January 18, 2001
                                                               ----------------
                                                                     (date)

[ ] in a writing signed by all the Directors pursuant to Section 1701.54 of the Ohio Revised Code, the following resolution was adopted pursuant to
         Section 1701.72 ( B ) ( insert proper paragraph number) of the Ohio Revised Code:

         RESOLVED, that the Restated Articles of Incorporation of the Company, attached hereto as Exhibit __, be, and they hereby are, adopted to supersede and take the place of the existing Amended Articles of Incorporation of the Company, as amended, which are of record and remain in force with the Office of the Ohio Secretary of State as of January 18, 2001.


IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the
corporation, has hereunto subscribed    his   name on January 18, 2001
                                      -------         ----------------
                                     (his/her)             (date)


                                  Signature: /s/ G. Robert Lucas
                                            ------------------------------------
                                      Title:           Secretary
                                            ------------------------------------

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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               THE SCOTTS COMPANY




         FIRST: The name of the corporation shall be The Scotts Company.

         SECOND: The place in Ohio where the principal office of the corporation is to be located is in the City of Marysville, County of Union.

         THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

         FOURTH: The authorized number of shares of the corporation shall be One Hundred Million, One Hundred and Ninety-Five Thousand (100,195,000), consisting of One Hundred Million (100,000,000) common shares, each without par value, and One Hundred and Ninety-Five Thousand (195,000) preferred shares, each without par value.

         The directors of the corporation are authorized to adopt amendments to the Restated Articles of Incorporation in respect of any unissued preferred shares and thereby to fix or change, to the fullest extent now or hereafter permitted by Ohio law: the division of such shares into series and the designation and authorized number of shares of each series; the dividend or distribution rights; dividend rate; liquidation rights, preferences and price; redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on issuance of shares; and such other rights, preferences and limitations as shall not be inconsistent with this Article FOURTH.

         FIFTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it,
(B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article FIFTH of these Articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by its articles.


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         SIXTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

         SEVENTH: Shareholders of the corporation shall not have the right to vote cumulatively in the election of directors.

         EIGHTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of the shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that the affirmative vote of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the corporation, or two-thirds of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class, shall be required to adopt:

         (1)      A proposed amendment to this Article EIGHTH;

         (2) An agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations and requiring shareholder approval;

         (3) A proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

         (4) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, the assets, with or without the goodwill, of the corporation; or

         (5)      A proposed dissolution of the corporation.

         NINTH: These Restated Articles of Incorporation take the place of and supersede the existing articles of incorporation, as amended, of The Scotts Company.

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